 AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON September 9, 2011

REGISTRATION NO. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-3

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

iCAD, INC.
(Exact name of registrant as specified in its charter)

Delaware	02-0377419
(State or other jurisdiction of Incorporation or organization)	(I.R.S. Employer Identification No.)

98 Spit Brook Road, Suite 100
Nashua, New Hampshire 03062
(603) 882-5200
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Kenneth Ferry, Chief Executive Officer
iCAD, Inc.
98 Spit Brook Road, Suite 100
Nashua, New Hampshire 03062
(603) 882-5200
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Robert J. Mittman, Esq.
Brad L. Shiffman, Esq.
Blank Rome LLP
405 Lexington Avenue
New York, New York 10174
Telephone (212 885-5000
Facsimile: (212) 885-5001

Approximate date of proposed commencement of sale to public: From time to time after this Registration Statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☑

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.   

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer”, “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☑
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE
Title of each class of securities to be registered	Amount to be registered(2)	Proposed maximum offering price per security(2)	Proposed maximum aggregate offering price(1)	Amount of registration fee(3)

Common Stock, par value $0.01 per share	—	—	—	—

Preferred Stock, par value $0.01 per share	—	—	—	—

Warrants to Purchase Shares of Common Stock or Preferred Stock	—	—	—	—

Debt Securities	—	—	—	—

Units	—	—	—	—

Total			$75,000,000	$8,708

1.
There are being registered hereunder such indeterminate number of shares of common stock and preferred stock, such indeterminate number of warrants to purchase common stock or preferred stock and such indeterminate principal amount of debt securities as shall have an aggregate initial offering price not to exceed $75,000,000. If any debt securities are issued at an original issue discount, then the offering price of such debt securities shall be in such greater principal amount at maturity as shall result in an aggregate offering price not to exceed $75,000,000, less the aggregate dollar amount of all securities previously issued hereunder. Any securities registered hereunder may be sold separately or as units with other securities registered hereunder. The securities registered also include such indeterminate number of shares of common stock and preferred stock and amount of debt securities as may be issued upon conversion of or exchange for preferred stock or debt securities that provide for conversion or exchange, upon exercise of warrants or pursuant to the anti-dilution provisions of any such securities. In addition, pursuant to Rule 416 under the Securities Act of 1933, as amended, or Securities Act, the securities being registered hereunder include such indeterminate number of shares of common stock and preferred stock as may be issuable with respect to the shares being registered hereunder as a result of stock splits, stock dividends or similar transactions.

2.
The proposed maximum aggregate offering price per class of security will be determined from time to time by the registrant in connection with the issuance by the registrant of the securities registered hereunder and is not specified as to each class of security pursuant to General Instruction II.D of Form S-3 under the Securities Act.

3.	Calculated pursuant to Rule 457(o) under the Securities Act.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

Information contained in this prospectus is not complete and may be changed. We may not sell these securities or accept an offer to buy these securities until the Registration Statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and we are not soliciting offers to buy these securities in any state where such offer or sale is not permitted.

Subject to Completion, dated September 9, 2011

PRELIMINARY PROSPECTUS

iCAD, INC.

$75,000,000
Common Stock
Preferred Stock
Warrants
Debt Securities
Units

From time to time, we may offer and sell common stock, preferred stock, warrants or debt securities or any combination of the securities described in this prospectus, either individually, or in units, at prices and on terms described in one or more supplements to this prospectus. The aggregate offering price of the securities offered by this prospectus will not exceed $75,000,000.

This prospectus provides you with a general description of the securities that we may offer in one or more offerings. Each time we offer securities, we will provide a supplement to this prospectus that will contain more specific information about the terms of that offering. We may also add, update or change in the prospectus supplement any of the information contained in this prospectus. This prospectus may not be used to sell any of our securities unless accompanied by a prospectus supplement.

The securities offered by this prospectus may be sold directly by us to investors, through agents designated from time to time or to or through one or more underwriters or dealers or in other manners as set forth under the heading “Plan of Distribution”. In addition, each time we offer securities, the supplement to this prospectus applicable to such offering will provide the specific terms of the plan of distribution for such offering and the net proceeds that we expect to receive from such offering.

You should read both this prospectus and the applicable prospectus supplement, as well as any documents incorporated by reference in this prospectus and/or the applicable prospectus supplement, before you make your investment decision.

Our common stock is traded on the Nasdaq Capital Market under the trading symbol “ICAD.” On September 6, 2011, the last reported sale price of our common stock on the Nasdaq Capital Market was $0.53 per share.

Investing in our securities involves risks. See the risks and uncertainties described under the heading “Risk Factors” beginning on page 3 of this prospectus, in any applicable prospectus supplement and under similar headings in the other documents that are incorporated by reference into this prospectus.

The aggregate market value of our outstanding common stock held by non-affiliates was approximately $23,402,373 based on 54,682,075 shares of outstanding common stock, of which 44,155,421 are held by non-affiliates, and a per share price of $0.53 based on the closing sale price of our common stock on September 6, 2011. We have not offered any securities during the past twelve months pursuant to General Instruction I.B.6. of Form S-3.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is September 9, 2011

PROSPECTUS SUMMARY

This summary is a brief discussion of material information contained in, or incorporated by reference into, this prospectus as further described below. This summary does not contain all of the information that you should consider before investing in our securities. We urge you to read carefully this entire prospectus, the documents incorporated by reference into this prospectus and all applicable prospectus supplements before making an investment decision.

About This Prospectus

We have not authorized any dealer, salesman or other person to give any information or to make any representation other than those contained or incorporated by reference in this prospectus and the accompanying supplement to this prospectus. You must not rely upon any information or representation not contained or incorporated by reference in this prospectus or the accompanying prospectus supplement. This prospectus and the accompanying supplement to this prospectus do not constitute an offer to sell or the solicitation of an offer to buy our securities, nor do this prospectus and the accompanying supplement to this prospectus constitute an offer to sell or the solicitation of an offer to buy our securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. You should not assume that the information contained in this prospectus and the accompanying prospectus supplement is accurate on any date subsequent to the date set forth on the front of the document or that any information we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference, even though this prospectus and any accompanying prospectus supplement is delivered or common stock is sold on a later date.

This prospectus is part of a Registration Statement that we filed with the Securities and Exchange Commission, or SEC, using a “shelf” registration process. Under this shelf registration process, we may, from time to time, issue and sell to the public common stock, preferred stock, warrants or debt securities or any combination of the securities described in this prospectus, either individually, or in units, in one or more offerings up to a total dollar amount of $75,000,000.

This prospectus provides you with a general description of the securities that we may offer in one or more offerings. Each time we offer securities, we will provide a supplement to this prospectus that will contain more specific information about the terms of that offering. The prospectus supplement may also add, update or change information in this prospectus or in documents incorporated by reference in this prospectus. To the extent that any statement that we make in a prospectus supplement is inconsistent with statements made in this prospectus or in documents incorporated by reference in this prospectus, the statements made or incorporated by reference in this prospectus will be deemed modified or superseded by those made in the prospectus supplement. You should carefully read both this prospectus and any prospectus supplement together with the additional information incorporated by reference into this Registration Statement before buying any common stock in this offering.

The Registration Statement containing this prospectus, including exhibits to the Registration Statement, provides additional information about us and the common stock offered under this prospectus. The Registration Statement can be read at the SEC web site or at the SEC offices mentioned under the heading “Where You Can Find More Information.”

About iCAD, Inc.

Unless the context requires otherwise, reference in this prospectus to “we”, “us” ,“our”, “iCAD”, or “Company” refers to iCAD, Inc. and its subsidiaries.

 iCAD is an industry-leading provider of advanced image analysis and workflow solutions that enable radiologists and other healthcare professionals to better serve patients by identifying pathologies and pinpointing cancer earlier. iCAD offers a comprehensive range of high-performance, expandable Computer-Aided Detection (CAD) systems and workflow solutions for mammography (film-based, digital radiography (DR) and computed radiography (CR), Magnetic Resonance Imaging (MRI), and Computed Tomography (CT)). iCAD’s solutions aid in the early detection of the most prevalent cancers including breast, prostate and colon cancer. Early detection of cancer is the key to better prognosis, less invasive and lower treatment costs, and higher survival rates. Performed as an adjunct to mammography screening, CAD has quickly become the standard of care in breast cancer detection, helping radiologists improve clinical outcomes while enhancing workflow. Computer-enhanced breast and prostate MRI analysis streamlines case interpretation workflow and generates more robust information for more effective patient treatment. CAD for mammography screening is also reimbursable in the U.S. under federal and most third-party insurance programs.

 iCAD’s CAD systems include proprietary algorithm and other technology together with standard computer and display equipment. CAD systems for the film-based analog mammography market also include a radiographic film digitizer, either manufactured by us or others for the digitization of film-based medical images.

We intend to apply our core competencies in pattern recognition and algorithm development in disease detection to our future product development efforts. Our focus is on the development and marketing of cancer detection products for disease states where there are established or emerging protocols for screening as a standard of care. We expect to pursue development or acquisition of products for select disease states that demonstrate one or more of the following: it is clinically proven that screening has a significant positive impact on patient outcomes, where there is an opportunity to lower health care costs, where screening is non-invasive or minimally invasive and where public awareness is high. We also intend to pursue opportunities beyond CAD through possible strategic acquisitions as part of our growth strategy, as such we continue to actively evaluate strategic opportunities in adjacent markets that could leverage our opportunities for growth beyond our historic core markets.

We have applied our patented detection technology and algorithms to the development of CAD solutions for use with virtual colonoscopy or CT Colonography (CTC) to improve the detection of colonic polyps. Our pattern recognition and image analysis expertise are readily applicable to colonic polyp detection and we have developed a CTC CAD solution. Virtual colonoscopy (CTC) is a technology that has evolved rapidly in recent years. Based on the results of the National CT Colonography trial, we expect that the market for virtual colonoscopy will grow along with the procedures for early detection of colon cancer. This trial demonstrated that CTC is highly accurate for the detection of intermediate and large polyps and that the accuracy of CTC is similar to a colonoscopy. CT Colonography or CTC is emerging as an alternative imaging procedure for evaluation of the colon. We have developed Veralook ® , a product for computer aided detection of polyps in the colon using CTC and completed the clinical testing of its CTC CAD product in the first quarter of 2009. We filed a 510(k) application with the U.S. Food and Drug Administration, or FDA, in May 2009 seeking FDA clearance to market Veralook in the U.S. and received FDA clearance on August 4, 2010.

The acquisition of Xoft, on December 30, 2010, brings an isotope-free cancer treatment platform technology to the Company’s product line. Xoft designs, develops, manufactures, markets and sells electronic brachytherapy (eBx) products for the treatment of breast and other cancers, used in a broad range of clinical settings.  The portable Axxent System which delivers electronically controlled radiation therapy directly to cancer sites with minimal radiation exposure to surrounding healthy tissue is FDA-cleared. Electronic Brachytherapy (eBx™) is a type of brachytherapy that utilizes a miniaturized high dose rate X-ray source to apply radiation directly to the cancerous site. The goal is to direct the radiation dose to the size and shape of the cancerous area, sparing healthy tissue and organs. The Xoft technology delivers similar clinical dose rates to traditional radio-active systems. Electronic Brachytherapy can be delivered during an operative procedure and may be used as a primary or secondary modality over a course of days.  This technology enables radiation oncology departments in hospitals, clinics and physician offices to perform traditional radiotherapy treatments and offer advanced treatments such as Intra-Operative Radiation Therapy (IORT). Current customers for the Xoft eBx system include university research and community hospitals, private and governmental institutions, doctors’ offices and cancer care clinics.

We were incorporated under the laws of the State of Delaware in 1984 under the name Howtek, Inc. and changed our name to iCAD, Inc. in June 2002. Our principal executive offices are located at 98 Spit Brook Road, Suite 100, Nashua, NH 03062, and our telephone number is (603) 882-5200.

RISK FACTORS

An investment in our securities involves a high degree of risk. You should consider carefully the risk factors described in our periodic reports filed with the SEC (including the risks, uncertainties and assumptions discussed under the heading “Risk Factors” included in our most recent annual report on Form 10-K, as such may be revised or supplemented prior to the completion of this offering by more recently filed periodic or other reports, each of which is or upon filing will be incorporated herein by reference), which may be amended, supplemented or superseded from time to time by other reports we file with the SEC in the future, and those identified in any applicable prospectus supplement, as well as other information in this prospectus and any applicable prospectus supplement and the documents incorporated by reference herein before purchasing any of our securities. Each of these risk factors could adversely affect our business, operating results and financial condition, as well as adversely affect the value of an investment in our securities.

Before making an investment decision, you should carefully consider these risks as well as the other information we include or incorporate by reference in this prospectus, including our consolidated financial statements and the related notes. The risks and uncertainties we have described are not the only ones we face. Additional risks and uncertainties of which we are unaware or that we currently deem immaterial may also adversely affect our business operations.

FORWARD-LOOKING STATEMENTS

Certain statements in this Registration Statement or the documents incorporated by reference in this Registration Statement constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of iCAD to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Such factors include, among others, those set forth under the caption “Risk Factors.” The words “believe,” “expect,” “anticipate,” “intend,” “continue,” “goal,” “demonstrate,” “likely,” “seek,” “estimate,” “would,” “could,” “should” and “plan” and similar expressions identify forward-looking statements. Readers are cautioned not to place undue reliance on any of these forward-looking statements, which speak only as of the date of the statement was made.  Except as required by law, iCAD undertakes no obligation to update any forward-looking statement.

All forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirely by these cautionary statements.

UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL INFORMATION

On December 30, 2010, we completed our acquisition of Xoft, Inc., or Xoft, a privately held company based in California. Xoft designs, develops, manufactures, markets and sells electronic brachytherapy (eBx) products for the treatment of breast and other cancers, used in a broad range of clinical settings. The acquisition was made pursuant to an Agreement and Plan of Merger dated December 15, 2010, by and between us, XAC, Inc., our wholly-owned subsidiary, Xoft and Jeffrey Bird as the representative of the stockholders of Xoft, referred to as the Merger Agreement. Upon the terms of the Merger Agreement, Xoft was merged with and into the XAC, Inc. with XAC, Inc. surviving the merger, referred to as the Merger.

We acquired 100% of the outstanding stock of Xoft in exchange for approximately 8.35 million shares of our common stock and approximately $1.2 million in cash, for a total consideration at closing of approximately $12.9 million based on a per share value of $1.40, the closing price of our common stock on the closing date. We also paid certain transaction expenses of Xoft totaling approximately $1.0 million which is included in our  statement of operations.

Under the Merger Agreement, there is an additional earn-out potential for the sellers that is tied to cumulative net revenue of Xoft products for the three year period ending December 31, 2013, payable at the end of the period. The threshold for earn-out consideration begins at $50 million of cumulative revenue of “Xoft Products” (as defined in the Merger Agreement) over the three year period immediately following the closing. The “targeted” earn-out consideration of $20 million will occur at $76 million of cumulative revenue of Xoft Products and the maximum earn-out consideration of $40 million would be achieved at $104 million of cumulative revenue of Xoft Products over the three year period. We recorded a contingent consideration liability of $4.9 million.

At closing, 10% of the cash amount and 10% of the amount of our common stock comprising the merger consideration was placed in escrow. It will remain in escrow for a period of 15 months following the closing of the Merger to secure post-closing indemnification obligations of Xoft stockholders.

The following unaudited pro forma combined condensed financial information gives effect to the Merger using the purchase method of accounting, as required by Accounting Standards Codification 805, “Business Combinations.” Under this method of accounting, we allocated the purchase price to the fair value of assets acquired, including identified intangible assets and goodwill. The unaudited pro forma combined condensed statements of operations assume that the Merger took place as of January 1, 2010.

The financial information presented in the unaudited pro forma combined condensed financial statements is based on amounts and adjustments that our management believes to be factually supportable. We have made no attempt to included forward looking assumptions in such information.

Certain reclassifications have been made to Xoft’s historical presentation to conform to our presentation. These reclassifications do not materially impact the unaudited pro forma condensed consolidated results of operations for the period presented.

The unaudited pro forma adjustments, which are based upon available information and upon certain assumptions that we believe are reasonable, are described in the accompanying notes. We are providing the unaudited pro forma condensed consolidated financial information for informational purposes only. The companies may have performed differently had they been combined during the periods presented. You should not rely on the unaudited pro forma combined condensed financial information as being indicative of the historical results that would have been achieved had the companies actually been combined during the periods presented or the future results that the combined companies will experience. The unaudited pro forma combined condensed statements of operations do not give effect to any cost savings or operating synergies expected to result from the acquisitions or the costs to achieve such cost savings or operating synergies.

See the unaudited pro forma combined condensed financial statements included in the Form 8-K/A filed with the Securities and Exchange Commission on March 17, 2011 and Note 2 to our consolidated financial statements for the year ended December 31, 2010 contained in our Form 10-K for such year, each of which are incorporated by reference herein.

Unaudited Pro Forma Combined Condensed Statement of Operations
For the year ended December 31, 2010
(Unaudited)
(In thousands except for per share data)

	Historical		Proforma		Proforma Combined
	iCAD	Xoft	Adjustments		Total

Total revenue	$24,575	$5,723			$30,298

Total cost of revenue	3,147	6,462	(2,077)	(a)	8,446
			913	(b)
Gross margin	21,428	(739)	2,077		21,853

Operating expenses:
Engineering and product development	6,596	2,266	1,746	(a)	10,608
Sales, general and administrative	21,405	7,757	331	(a)
			(2,145)	(c)	27,348
Total operating expenses	28,001	10,023	(68)		37,956

Loss from operations	(6,573)	(10,762)	2,145		(16,104)

Interest and other income (expense), net	348	(2,216)	1,647	(d)	(221)

Loss before provision (benefit) for income taxes	(6,225)	(12,978)	3,792		(16,325)

Provision (benefit) for income taxes	-	-	-		-

Net loss	$(6,225)	$(12,978)	$3,792		$(16,325)

Net loss per share:
Basic and diluted	$(0.14)				$(0.31)

Weighted average number of shares used in
computing loss per share:
Basic and diluted	45,759		8,349	(e)	54,108

See accompanying introduction and notes to unaudited pro forma combined condensed financial statements.

(a) Represents the reclassification of expenses recorded in cost of sales to operating expenses.
(b) Represents amortization of increase in value of acquired identifiable intangible assets of Xoft based upon average estimated useful lives of ten years (13,700,000/15 years = $913,333 per year).
(c) Represents the elimination of transaction costs related to the aquisition of Xoft
(d) Reflects the elimination of borrowings by Xoft converted to equity prior to closing and the associated interest expense.
(e) Reflects the increase in weighted average basic and diluted shares outstanding for the Company’s common stock issued in connection with the Merger. Pro forma basic and diluted loss per share was calculated assuming that the 8,348,501 shares of the Company’s common stock issued in connection with the Merger were issued at the beginning of the period presented.

USE OF PROCEEDS

We will retain broad discretion over the use of the net proceeds from the sale of our securities offered under this prospectus. Except as described in any prospectus supplement, we currently anticipate using the net proceeds from the sale of our securities offered under this prospectus for making acquisitions of assets, including intellectual property, technology and product lines, businesses or securities, repayment of debt or capital expenditures, working capital and general corporate purposes.

DESCRIPTION OF COMMON STOCK

We are authorized to issue 85,000,000 shares of common stock.  As of September 6, 2011, there were 54,682,075 shares of common stock outstanding.

Each share of common stock is entitled to one vote on all matters to be voted on by stockholders. There are no cumulative voting rights in the election of directors, with the result that the holders of more than 50% of the shares voting for the election of directors can elect all of the directors then up for election. The holders of common stock are entitled to receive dividends when, as and if declared by our Board of Directors out of funds legally available therefor.  In the event of liquidation, dissolution or winding up of our company, the holders of common stock are entitled to share in all assets remaining, if any, which are available for distribution to them after payment of liabilities and after provision has been made for each class of stock, if any, having preference over the common stock.  Holders of shares of common stock have no conversion, preemptive or other subscription rights, and there are no redemption provisions applicable to the common stock.  All outstanding shares of common stock are fully paid and nonassessable.

Transfer Agent

The transfer agent and registrar for the common stock is Continental Stock Transfer & Trust Company.

Anti-Takeover Provisions

Our certificate of incorporation authorizes the Board of Directors to issue up to 1,000,000 shares of preferred stock.  The preferred stock may be issued in one or more series, the terms of which may be determined at the time of issuance by our Board of Directors, without further action by stockholders, and may include, among other things, voting rights (including the right to vote as a series on particular matters), preferences as to dividends and liquidation, conversion and redemption rights, and sinking fund provisions.  Although there are currently no shares of preferred stock outstanding, future holders of preferred stock may have rights superior to our common stock and such rights could also be used to restrict our ability to merge with, or sell our assets to a third party.

We are also subject to the provisions of Section 203 of the Delaware General Corporation Law, which could prevent us from engaging in a “business combination” with a 15% or greater stockholder” for a period of three years from the date such person acquired that status unless appropriate board or stockholder approvals are obtained.

These provisions could deter unsolicited takeovers or delay or prevent changes in our control or management, including transactions in which stockholders might otherwise receive a premium for their shares over the then current market price. These provisions may also limit the ability of stockholders to approve transactions that they may deem to be in their best interests.

DESCRIPTION OF PREFERRED STOCK

We are authorized to issue 1,000,000 shares of preferred stock. As of September 6, 2011, there were no shares of preferred stock outstanding.

This section describes the general terms of our preferred stock to which any prospectus supplement may relate. A prospectus supplement will describe the terms relating to any preferred stock to be offered by us in greater detail, and may provide information that is different from this prospectus. If the information in the prospectus supplement with respect to the particular preferred stock being offered differs from this prospectus, you should rely on the information in the prospectus supplement. A copy of our certificate of incorporation, as amended, has been incorporated by reference from our filings with the SEC as an exhibit to the registration statement. A certificate of amendment to our certificate of incorporation will specify the terms of the preferred stock being offered, and will be filed or incorporated by reference from a report that we file with the SEC.

Our certificate of incorporation, as amended, authorizes our board of directors to establish one or more series of preferred stock. Unless required by law or by any stock exchange on which our common stock is listed, the authorized shares of preferred stock will be available for issuance without further action by stockholders.  Our board of directors is able to determine the designations, powers, and relative rights, privileges, preferences and other terms, including terms relating to dividend rates, redemption rates, liquidation preferences and voting, sinking fund and conversion or other rights on, a series of preferred stock.

Unless the applicable prospectus supplement provides otherwise, the preferred stock will have no preemptive rights to subscribe for any additional securities which may be issued by us in the future.  The transfer agent and registrar for the preferred stock and any depositary shares will be specified in the applicable prospectus supplement.

The following description of our preferred stock, together with any description of our preferred stock in a prospectus supplement summarizes the material terms and provisions of the preferred stock that we may sell under this prospectus. We urge you to read the applicable prospectus supplement(s) related to the particular series of preferred stock that we sell under this prospectus and to the actual terms and provisions contained in our certificate of incorporation and amended and restated bylaws, each as amended from time to time.

Terms

Our board of directors will fix the rights, preferences, privileges, qualifications and restrictions of the preferred stock of each series that we sell under this prospectus and applicable prospectus supplements in the amendment to our certificate of incorporation relating to that series.  We will incorporate by reference into the registration statement of which this prospectus is a part the form of any amendment to our certificate of incorporation that describes the terms of the series of preferred stock we are offering before the issuance of the related series of preferred stock.  This description of the preferred stock in the amendment to our certificate of incorporation and any applicable prospectus supplement may include:

•	the number of shares of preferred stock to be issued and the offering price of the preferred stock;

•	the title and stated value of the preferred stock;

•	dividend rights, including dividend rates, periods, or payment dates, or methods of calculation of dividends applicable to the preferred stock;

•	whether dividends will be cumulative or non-cumulative, and if cumulative the date from which distributions on the preferred stock shall accumulate;

•	right to convert the preferred stock into a different type of security;

•	voting rights, if any, attributable to the preferred stock;

•	rights and preferences upon our liquidation or winding up of our affairs;

•	terms of redemption;

•	preemption rights, if any;

•	the procedures for any auction and remarketing, if any, for the preferred stock;

•	the provisions for a sinking fund, if any, for the preferred stock;

•	any listing of the preferred stock on any securities exchange;

•	the terms and conditions, if applicable, upon which the preferred stock will be convertible into our common stock, including the conversion price (or manner of calculation thereof);

•	a discussion of federal income tax considerations applicable to the preferred stock, if material;

•	the relative ranking and preferences of the preferred stock as to dividend or other distribution rights and rights if we liquidate, dissolve or wind up our affairs;

•
any limitations on issuance of any series of preferred stock ranking senior to or on a parity with the series of preferred stock being offered as to distribution rights and rights upon the liquidation, dissolution or winding up or our affairs; and

•	any other specific terms, preferences, rights, limitations or restrictions of the preferred stock.

DESCRIPTION OF WARRANTS

The following description, together with the additional information we may include in any applicable prospectus supplements, summarizes the material terms and provisions of the warrants that we may offer under this prospectus.  While the terms we have summarized below will apply generally to any warrants that we may offer under this prospectus, we will describe the particular terms of any series of warrants in more detail in the applicable prospectus supplement.  The terms of any warrants offered under a prospectus supplement may differ from the terms described below.

We will file as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference from another report that we file with the SEC, the form of warrant agreement, which may include a form of warrant certificate, that describes the terms of the particular series of warrants we are offering before the issuance of the related series of warrants.  The following summary of material provisions of the warrants and the warrant agreements are subject to all the provisions of the warrant agreement and warrant certificate applicable to a particular series of warrants. We urge you to read the applicable prospectus supplements related to the particular series of warrants that we sell under this prospectus, as well as the complete warrant agreements and warrant certificates that contain the terms of the warrants.

General

We will describe in the applicable prospectus supplement the terms relating to warrants being offered including:

•	the offering price and aggregate number of warrants offered;

•	if applicable, the designation and terms of the securities with which the warrants are issued and the number of warrants issued with each such security or each principal amount of such security;

•	if applicable, the date on and after which the warrants and the related securities will be separately transferable;

•
in the case of warrants to purchase common stock or preferred stock, the number of shares of common stock or preferred stock, as the case may be, purchasable upon the exercise of one warrant and the price at which these shares may be purchased upon such exercise;

•	the terms of any rights to redeem or call the warrants;

•	any provisions for changes to or adjustments in the exercise price or number of securities issuable upon exercise of the warrants;

•	the dates on which the right to exercise the warrants will commence and expire;

•	the manner in which the warrant agreements and warrants may be modified;

•	federal income tax consequences of holding or exercising the warrants, if material;

•	the terms of the securities issuable upon exercise of the warrants; and

•	any other specific terms, preferences, rights or limitations of or restrictions on the warrants.

Before exercising their warrants, holders of warrants will not have any of the rights of holders of the securities purchasable upon such exercise, including, in the case of warrants to purchase common stock or preferred stock, the right to receive dividends, if any, or payments upon our liquidation, dissolution or winding up of our affairs or to exercise voting rights, if any.

Exercise of Warrants

Each warrant will entitle the holder to purchase the securities that we specify in the applicable prospectus supplement at the exercise price that we describe in the applicable prospectus supplement.  Unless we otherwise specify in the applicable prospectus supplement, holders of the warrants may exercise the warrants at any time up to the specified time on the expiration date that we set forth in the applicable prospectus supplement.  After the close of business on the expiration date, unexercised warrants will become void.

Holders of the warrants may exercise the warrants by delivering the warrant certificate representing the warrants to be exercised together with specified information, and paying the required amount to the warrant agent in immediately available funds, as provided in the applicable prospectus supplement.  We intend to set forth in any warrant agreement and in the applicable prospectus supplement the information that the holder of the warrant will be required to deliver to the warrant agent.

Upon receipt of the required payment and any warrant certificate or other form required for exercise properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement, we will issue and deliver the securities purchasable upon such exercise. If fewer than all of the warrants represented by the warrant or warrant certificate are exercised, then we will issue a new warrant or warrant certificate for the remaining amount of warrants. If we so indicate in the applicable prospectus supplement, holders of the warrants may surrender securities as all or part of the exercise price for warrants.

DESCRIPTION OF DEBT SECURITIES

We may issue debt securities, in one or more series, which may be senior or convertible debt. While the terms we have summarized below we expect will apply generally to any debt securities that we may offer under this prospectus, we will describe the particular terms of any debt securities that we may offer in more detail in the applicable prospectus supplement. The terms of any debt securities offered under a prospectus supplement may differ from the terms described below. We will file as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference from reports that we file with the SEC, forms of debt securities and/or any indentures containing the terms of the debt securities being offered. Any debt securities which we offer by this prospectus will be exempt under the Trust Indenture Act of 1939, as amended, or the “Trust Indenture Act”. Therefore, we may not use an indenture (and, thus a trustee) or, if we use an indenture, it may not fully comply with the requirements of the Trust Indenture Act.

The documentation governing the debt securities may provide for an agent to act for and on behalf of the holders of the debt securities. We will file as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference from reports that we file with the SEC, supplemental forms of debt securities and/or indentures containing the terms of the debt securities being offered.

The following summaries of material provisions of the debt securities we may issue are subject to, and qualified in their entirety by reference to, all of the provisions of the documentation applicable to a particular series of debt securities. We urge you to read the applicable prospectus supplements that we may offer under this prospectus.

General

We will describe in the applicable prospectus supplement the terms of the debt securities being offered, including:

•	the title;

•	the principal amount being offered, and if a series, the total amount authorized and the total amount outstanding;

•	any limit on the amount that may be issued;

•	whether or not we will issue the series of debt securities in global form, the terms and who the depositary will be;

•	the maturity date;

•	the terms of the conversion rights;

•
the annual interest rate, which may be fixed or variable, or the method for determining the rate and the date interest will begin to accrue, the dates interest will be payable and the regular record dates for interest payment dates or the method for determining such dates;

•	whether or not the debt securities will be secured or unsecured, and the terms of any secured debt;

•	the terms of the subordination of any series of subordinated debt;

•	the place where payments will be payable;

•	if payment of principal and interest on the debt securities may be paid in our securities rather than, or in addition to cash, and the terms of any such rights;

•	restrictions on transfer, sale or other assignment, if any;

•	our right, if any, to defer payment of interest and the maximum length of any such deferral period;

•
the date, if any, after which, and the price at which, we may, at our option, redeem the series of debt securities pursuant to any optional or provisional redemption provisions and the terms of those redemption provisions;

•
the date, if any, on which, and the price at which we are obligated, pursuant to any mandatory sinking fund or analogous fund provisions or otherwise, to redeem, or at the holder’s option to purchase, the series of debt securities and the currency or currency unit in which the debt securities are payable;

•	whether the debt securities will restrict our ability and/or the ability of our subsidiaries to:

•	incur additional indebtedness;

•	issue additional securities;

•	create liens;

•	pay dividends and make distributions in respect of our capital stock and the capital stock of our subsidiaries;

•	redeem capital stock;

•	place restrictions on our subsidiaries’ ability to pay dividends, make distributions or transfer assets;

•	make investments or other restricted payments;

•	sell or otherwise dispose of assets;

•	enter into sale-leaseback transactions;

•	engage in transactions with shareholders and affiliates;

•	issue or sell stock of our subsidiaries; or

•	effect a consolidation or merger;

•	whether the debt securities will require us to maintain any interest coverage, fixed charge, cash flow-based, asset-based or other financial ratios;

•	a discussion of any material United States federal income tax considerations applicable to the debt securities;

•	information describing any book-entry features;

•	provisions for a sinking fund purchase or other analogous fund, if any;

•	the applicability of the provisions in the debt securities on discharge;

•	the denominations in which we will issue the series of debt securities, if other than denominations of $1,000 and any integral multiple thereof;

•	the currency of payment of debt securities if other than U.S. dollars and the manner of determining the equivalent amount in U.S. dollars; and

•
any other specific terms, preferences, rights or limitations of, or restrictions on, the debt securities, including any events of default or covenants provided with respect to the debt securities, and any terms that may be required by us or advisable under applicable laws or regulations.

Conversion or Exchange Rights

We will set forth in the prospectus supplement the terms on which a series of debt securities may be convertible into or exchangeable for our common stock, preferred stock, other debt securities, warrants or units consisting of one or more of such securities. We will include provisions as to whether conversion or exchange is mandatory, at the option of the holder or at our option. We may include provisions pursuant to which the number of shares of our common stock, preferred stock, other debt securities, warrants or units consisting of one or more of such securities, that the holders of the series of debt securities receive would be subject to adjustment.

Consolidation, Merger or Sale

We do not currently expect our debt securities to contain any covenant that restricts our ability to merge or consolidate, or sell, convey, transfer or otherwise dispose of all or substantially all (i.e. more than 75%) of our assets. However, any successor to or acquirer of such assets may be required to assume all of our obligations under the debt securities, as appropriate. If the debt securities are convertible into or exchangeable for our other securities or securities of other entities, the person with whom we consolidate or merge or to whom we sell all or substantially all of our assets may be required to make provisions for the conversion of the debt securities into securities that the holders of the debt securities would have received if they had converted the debt securities before the consolidation, merger or sale.

Events of Default Under the Debt Securities

Unless we provide otherwise in the prospectus supplement applicable to a particular series of debt securities or the debt agreement or indenture governing the debt securities, the following are events of default with respect to any series of debt securities that we may issue:

•	if we fail to pay interest when due and payable and our failure continues for 90 days and the time for payment has not been extended or deferred;

•	if we fail to pay the principal, premium or sinking fund payment, if any, when due and payable and the time for payment has not been extended or delayed;

•
if we fail to observe or perform any other covenant contained in the debt securities, other than a covenant specifically relating to another series of debt securities, and our failure continues for 90 days after we receive notice from the debt securities agent or holders of at least 25% in aggregate principal amount of the outstanding debt securities of the applicable series;

•	if specified events of bankruptcy, insolvency or reorganization occur; and

•	any other event of default provided in or pursuant to the applicable agreement or indenture, if any, or prospectus supplement with respect to the debt securities of that series.

The holders of a majority in principal amount of the outstanding debt securities of an affected series may waive any default or event of default with respect to the series and its consequences, except defaults or events of default regarding payment of principal, premium, if any, or interest, unless we have cured the default or event of default in accordance with the form of debt security and/or agreement or indenture. Any waiver shall cure the default or event of default.

The holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to such holders with respect to the debt securities of that series.

Subject to the terms of the debt securities, if an event of default thereunder shall occur and be continuing, the debt securities agent will be under no obligation to exercise any of its rights or powers under such debt securities at the request or direction of any of the holders of the applicable series of debt securities, unless such holders have offered the debt securities agent reasonable indemnity. The holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the debt securities agent, or exercising any trust or power conferred on the debt securities agent, with respect to the debt securities of that series, provided that:

•	the direction so given by the holder is not in conflict with any law or the applicable debt securities; and

•	the debt securities agent need not take any action that might involve it in personal liability or might be unduly prejudicial to the holders not involved in the proceeding.

A holder of the debt securities of any series will have the right to institute a proceeding under the debt securities or to appoint a receiver or trustee, or to seek other remedies only if:

•	the holder has given written notice to the debt securities agent of a continuing event of default with respect to that series;

•
the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series have made written request, and such holders have offered reasonable indemnity to the debt securities agent to institute the proceeding as trustee; and

•
the debt securities agent does not institute the proceeding, and does not receive from the holders of a majority in aggregate principal amount of the outstanding debt securities of that series other conflicting directions within 90 days after the notice, request and offer.

These limitations do not apply to a suit instituted by a holder of debt securities if we default in the payment of the principal, premium, if any, or interest on, the debt securities.

We may periodically file statements with the debt securities agent regarding our compliance with specified covenants in the documentation regarding such debt securities.

Modification; Waiver

We and the debt securities agent may change the form of debt security and/or indenture without the consent of any holders with respect to specific matters:

•	to fix any ambiguity, defect or inconsistency in the documentation governing the debt securities;

•	to comply with the provisions described above under “Description of Debt Securities — Consolidation, Merger or Sale;”

•
to add to, delete from or revise the conditions, limitations, and restrictions on the authorized amount, terms, or purposes of issue, authentication and delivery of debt securities, as set forth in the documentation governing such debt securities;

•
to provide for the issuance of and establish the form and terms and conditions of the debt securities of any series as provided under “Description of Debt Securities — General” to establish the form of any certifications required to be furnished pursuant to the terms of any series of debt securities, or to add to the rights of the holders of any series of debt securities;

•	to evidence and provide for the acceptance of appointment thereunder by a successor debt securities agent;

•	to provide for uncertificated debt securities in addition to or in place of certificated debt securities and to make all appropriate changes for such purpose;

•
to add to our covenants new covenants, restrictions, conditions or provisions for the protection of the holders, and to make the occurrence, or the occurrence and the continuance, of a default in any such additional covenants, restrictions, conditions or provisions an event of default; or

•	to change anything that does not materially adversely affect the interests of any holder of debt securities of any series.

In addition, the rights of holders of a series of debt securities may be changed by us and the debt securities agent with the written consent of the holders of at least a majority in aggregate principal amount of the outstanding debt securities of each series that is affected. However, unless we provide otherwise in the prospectus supplement applicable to a particular series of debt securities, we and the debt securities agent may make the following changes only with the consent of each holder of any outstanding debt securities affected:

•	extending the fixed maturity of the series of debt securities;

•	reducing the principal amount, reducing the rate of or extending the time of payment of interest, or reducing any premium payable upon the redemption of any debt securities; or

•	reducing the percentage of debt securities, the holders of which are required to consent to any amendment, supplement, modification or waiver.

Discharge

The documentation governing the debt securities may provide that we can elect to be discharged from our obligations with respect to one or more series of debt securities, except for specified obligations, including obligations to:

•	register the transfer or exchange of debt securities of the series;

•	replace stolen, lost or mutilated debt securities of the series;

•	maintain paying agencies;

•	hold monies for payment in trust;

•	recover excess money held by the debt securities agent;

•	indemnify the debt securities agent; and

•	appoint any successor debt securities agent.

In order to exercise our rights to be discharged, we must deposit with the debt securities agent money or government obligations sufficient to pay all the principal of, any premium, if any, and interest on, the debt securities of the series on the dates payments are due.

Form, Exchange and Transfer

We will issue the debt securities of each series only in fully registered form without coupons and, unless we provide otherwise in the applicable prospectus supplement, in denominations of $1,000 and any integral multiple thereof.

At the option of the holder, subject to the terms of the debt securities set forth in the applicable prospectus supplement, the holder of the debt securities of any series can exchange the debt securities for other debt securities of the same series, in any authorized denomination and of like tenor and aggregate principal amount.

Subject to the terms of the debt securities set forth in the applicable prospectus supplement, holders of the debt securities may present the debt securities for exchange or for registration of transfer, duly endorsed or with the form of transfer endorsed thereon duly executed if so required by us or the security registrar, at the office of the security registrar or at the office of any transfer agent designated by us for this purpose. Unless otherwise provided in the debt securities that the holder presents for transfer or exchange, we will impose no service charge for any registration of transfer or exchange, but we may require payment of any taxes or other governmental charges.

We will name in the applicable prospectus supplement the security registrar, and any transfer agent in addition to the security registrar, that we initially designate for any debt securities. We may at any time designate additional transfer agents or rescind the designation of any transfer agent or approve a change in the office through which any transfer agent acts, except that we will be required to maintain a transfer agent in each place of payment for the debt securities of each series.

If we elect to redeem the debt securities of any series, we will not be required to:

•
issue, register the transfer of, or exchange any debt securities of that series during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption of any debt securities that may be selected for redemption and ending at the close of business on the day of the mailing; or

•	register the transfer of or exchange any debt securities so selected for redemption, in whole or in part, except the unredeemed portion of any debt securities we are redeeming in part.

Information Concerning the Debt Securities Agent

The debt securities agent, if any, other than during the occurrence and continuance of an event of default under the debt securities, may undertake to perform only those duties as are specifically set forth in the applicable documentation for such debt securities. Upon an event of default under the debt securities, the debt securities agent must use the same degree of care as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the debt securities agent is under no obligation to exercise any of the powers given it by the debt securities at the request of any holder of debt securities unless it is offered reasonable security and indemnity against the costs, expenses and liabilities that it might incur.

Payment and Paying Agents

Unless we otherwise indicate in the applicable prospectus supplement, we will make payment of the interest on any debt securities on any interest payment date to the person in whose name the debt securities, or one or more predecessor securities, are registered at the close of business on the regular record date for the interest.

We will pay principal of and any premium and interest on the debt securities of a particular series at the office of the paying agents designated by us, except that unless we otherwise indicate in the applicable prospectus supplement, we will make interest payments by check that we will mail to the holder or by wire transfer to certain holders. We will name in the applicable prospectus supplement any paying agents that we initially designate for the debt securities of a particular series.

All money we pay to a paying agent or the debt securities agent for the payment of the principal of or any premium or interest on any debt securities that remains unclaimed at the end of two years after such principal, premium or interest has become due and payable will be repaid to us, and the holder of the debt security thereafter may look only to us for payment thereof.

Governing Law

The debt securities will be governed by and construed in accordance with the laws of the State of New York.

PLAN OF DISTRIBUTION

We may sell the securities covered by this prospectus from time to time. Registration of our securities covered by this prospectus does not mean, however, that those securities will necessarily be offered or sold.

We may sell the common stock:

•	to or through one or more underwriters or dealers;

•	directly to purchasers, through agents, in private or open market transactions; or

•	through a combination of any of these methods of sale.

We may distribute the securities:

•	From time to time in one or more transactions at a fixed price or prices, which may be changed from time to time;

•	at market prices prevailing at the times of sale;

•	at prices related to such prevailing market prices; or

•	at negotiated prices.

We will describe the method of distribution of the securities in the applicable prospectus supplement.

Underwriters, dealers or agents may receive compensation in the form of discounts, concessions or commissions from us or our purchasers (as their agents in connection with the sale of the securities). In addition, underwriters may sell the securities to or through dealers, and those dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they act as agent.  These underwriters, dealers or agents may be considered to be underwriters under the Securities Act of 1933, as amended. As a result, discounts, commissions, or profits on resale received by the underwriters, dealers or agents may be treated as underwriting discounts and commissions.  Each applicable prospectus supplement will identify any such underwriter, dealer or agent, and describe any compensation received by them from us. Any initial public offering price and any discounts or concessions allowed or re-allowed or paid to dealers may be changed from time to time.  We may use underwriters with whom we have a material relationship.  We will describe in the prospectus supplement, naming the underwriter, the nature of the relationship.

We may authorize agents or underwriters to solicit offers by certain types of institutional investors to purchase securities from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. We will describe the conditions to these contracts and the commissions we must pay for solicitation of these contracts in the prospectus supplement.

We may enter into agreements that provide for indemnification against certain civil liabilities, including liabilities under the Securities Act of 1933, as amended, or for contribution with respect to payments made by the underwriters, dealers or agents and to reimburse these persons for certain expenses.

All securities we offer, other than common stock, will be new issues of securities with no established trading market.  Any underwriters may make a market in these securities, but will not be obligated to do so and may discontinue any market making at any time without notice.  We cannot guarantee the liquidity of the trading markets for any securities.

We may grant underwriters who participate in the distribution of the securities an option to purchase additional securities to cover over-allotments, if any, in connection with the distribution. Underwriters, broker dealers or agents and their associates may be customers of, engage in transactions with, or perform services for us in the ordinary course of business for which they receive compensation.

Any underwriter may engage in overallotment, stabilizing transactions, short covering transactions and penalty bids in accordance with Regulation M under the Securities Exchange Act of 1934, as amended, or Exchange Act. Overallotment involves sales in excess of the offering size, which create a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Short covering transactions involve purchase of the securities in the open market after the distribution is completed to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer is purchased in a covering transaction to cover short positions. Those activities may cause the price of the securities to be higher than it would otherwise be. If commenced, the underwriters may discontinue any of these activities at any time.

Any underwriters who are qualified market makers on the NASDAQ Capital Market may engage in passive market making transactions in our common stock on the NASDAQ Capital Market in accordance with Rule 103 of Regulation M, during the business day prior to the pricing of the offering, before the commencement of offers or sales of common stock. Passive market makers must comply with applicable volume and price limitations and must be identified as passive market makers. In general, a passive market maker must display its bid at a price not in excess of the highest independent bid for such security; if all independent bids are lowered below the passive market maker’s bid, however, the passive market maker’s bid must then be lowered when certain purchase limits are exceeded.

We make no representation or prediction as to the direction or magnitude of any effect that any of the foregoing activities may have on the price of our common stock or, if applicable, the price for any of our other securities. For a description of these activities, see the information under the heading “Underwriting” or “Plan of Distribution” in the applicable prospectus supplement.

In compliance with the current guidelines of the Financial Industry Regulatory Authority, or FINRA, the maximum compensation to be received by any FINRA member or independent broker dealer may not exceed 8% of the aggregate amount of the securities offered pursuant to this prospectus and any applicable prospectus supplement.

LEGAL MATTERS

The validity of the securities being offered by this prospectus will be passed upon fro us by Blank Rome LLP of New York, New York and for any underwriters, dealers or agents by counsel named in the applicable prospectus supplement.

EXPERTS

The financial statements of iCAD, Inc. as of December 31, 2010 and 2009 and for the years then ended incorporated by reference in this prospectus constituting a part of this Registration Statement on Form S-3 have been audited by BDO USA, LLP, an independent registered public accounting firm, to the extent, and for the periods set forth in their report incorporated herein by reference, and are incorporated herein in reliance upon such report given upon the authority of such firm as experts in auditing and accounting.

The audited historical financial statements of Xoft, Inc. included in iCAD Inc’s Current Report on Form 8-K/A dated December 30, 2010 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the informational requirements of the Securities Exchange Act of 1934 and we file reports and other information with the SEC.

You may read and copy any of the reports, statements, or other information we file with the SEC at the SEC’s Public Reference Section at 100 F Street, N.E., Washington, D.C. 20549 at prescribed rates. Information on the operation of the Public Reference Room may be obtained by calling the SEC at 1-800-SEC-0330. The SEC maintains a Web site at http://www.sec.gov that contains reports, proxy statements and other information regarding issuers that file electronically with the SEC. Our SEC File Number for documents we filed under the Securities Exchange Act of 1934 is 001-09341.

Our web site address is icadmed.com. We have included our web site address in this document as an inactive textual reference only, and the information contained in, or that can be accessed through, our web site does not constitute part of this prospectus.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

This prospectus constitutes a part of a registration statement on Form S-3 that we have filed with the SEC under the Securities Act of 1933, as amended. This prospectus does not contain all of the information set forth in the registration statement, certain parts of which are omitted in accordance with the rules and regulations of the SEC. For further information about us and our securities we refer you to the registration statement and the accompanying exhibits and schedules. The registration statement may be inspected at the Public Reference Room maintained by the SEC at the address set forth in the first paragraph of this section. Statements contained in this prospectus regarding the contents of any contract or any other document filed as an exhibit are not necessarily complete. In each instance, reference is made to the copy of such contract or document filed as an exhibit to the registration statement, and each statement is qualified in all respects by that reference.

The SEC allows us to “incorporate by reference” the information we file with them. This means that we can disclose important information to you by referring you to other documents that are legally considered to be part of this prospectus, and later information that we file with the SEC will automatically update and supersede the information in this prospectus and the documents listed below. We incorporate by reference the documents listed below, and any future filings made by us with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 until we sell all the shares.

1.	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2010;

2.	Our Quarterly Report on Form 10-Q for the quarter ended March 31, 2011;

3.	Our Quarterly Report on Form 10-Q for the quarter ended June 30, 2011;

4.	Our Current Report on Form 8-K filed with the SEC on January 5, 2011;

5.	Our Current Report on Form 8-K filed with the SEC on March 8, 2011;

6.	Our Current Report on Form 8-K/A filed with the SEC on March 17, 2011;

7.	Our Current Report on Form 8-K filed with the SEC on April 27, 2011;

8.	Our Current Report on Form 8-K filed with the SEC on July 21, 2011;

9.	Our Current Report on Form 8-K filed with the SEC on July 27, 2011;

10.	The description of our common stock contained in our Registration Statements on Form 8-A filed with the SEC and any amendments thereto;

11.
All documents filed by us pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 subsequent to the date of this prospectus and prior to the termination of this offering, except any Compensation Committee Report on Executive Compensation included in any Proxy Statement filed by us pursuant to Section 14 of the Securities Exchange Act of 1934 (information furnished under either Item 2.02 or Item 7.01 of any Current Report on Form 8-K shall not be deemed incorporated by reference); and

12.
All documents filed by us pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 subsequent to the date of the initial filing of this Registration Statement and prior to the effectiveness of this registration statement, except the Compensation Committee Report on Executive Compensation included in any Proxy Statement filed by us pursuant to Section 14 of the Exchange Act (information furnished under either Item 2.02 or Item 7.01 of any Current Report on Form 8-K shall not be deemed incorporated by reference).

You may request and we will provide a copy of these filings to you at no cost, by writing or telephoning us at iCAD, Inc., 98 Spit Brook Road, Suite 100, Nashua, New Hampshire 03062, telephone number (603) 882-5200. Attention: Kevin C. Burns.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

The expenses payable by the Registrant in connection with the issuance and distribution of the securities being registered are as follows:

SEC Registration Fee		$8,708
NASDAQ Capital Markets Listing Fee	$	*
Printing and Engraving Expenses	$	*
Transfer Agent Fee	$	*
Accounting Fees and Expenses	$	*
Legal Fees and Expenses	$	*
Miscellaneous Expenses	$	*
Total	$	*
*These fees are calculated based on the number of issuances and amount of securities offered and accordingly cannot be estimated at this time.

Item 15. Indemnification of Directors and Officers.

Section 145 of the General Corporation Law of the State of Delaware (“GCL”) provides for the indemnification of officers and directors under certain circumstances against expenses incurred in successfully defending against a claim and authorizes Delaware corporations to indemnify their officers and directors under certain circumstances against expenses and liabilities incurred in legal proceedings involving such persons because of their being or having been an officer or director.

Section 102(b) of the GCL permits a corporation, by so providing in its certificate of incorporation, to eliminate or limit director’s liability to the corporation and its shareholders for monetary damages arising out of certain alleged breaches of their fiduciary duty. Section 102(b)(7) of the GCL provides that no such limitation of liability may affect a director’s liability with respect to any of the following: (i) breaches of the director’s duty of loyalty to the corporation or its shareholders; (ii) acts or omissions not made in good faith or which involve intentional misconduct of knowing violations of law; (iii) liability for dividends paid or stock repurchased or redeemed in violation of the GCL; or (iv) any transaction from which the director derived an improper personal benefit. Section 102(b)(7) does not authorize any limitation on the ability of the corporation or its shareholders to obtain injunctive relief, specific performance or other equitable relief against directors.

Article Tenth of the registrant’s Certificate of Incorporation and the registrant’s By-laws provide for indemnification to the fullest extent permitted or authorized by the GCL or judicial or administrative decisions of each person who was or is a party or threatened to be made a party, or was, or is a witness, to any threatened pending or completed action, suit, or proceeding against any liability or cost or expense asserted against him or incurred by him by reason of the fact that he is or was shall a director, officer or employee of the registrant or is or was an agent of the registrant to whom the registrant has agreed to grant such indemnity or is serving or was serving, at the registrant’s request, as an officer , director or employee of another entity or is serving as an agent of another entity to whom the Corporation has agreed to grant indemnity. The foregoing right of indemnification shall not be deemed to be exclusive of any other rights to which those seeking indemnification may be entitled under any by-law, agreement, vote of shareholders or disinterested directors, or otherwise.

Article Ninth of the registrant’s Certificate of Incorporation provides that no director of the registrant shall be personally liable to the registrant or its stockholders for any monetary damages for breaches of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to the registrant or its stockholders; (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) under Section 174 of the GCL; or (iv) for any transaction from which the director derived an improper personal benefit.

The registrant has entered into indemnification agreements with each of its directors and officers. Generally, these agreements attempt to provide the maximum protection permitted by Delaware law with respect of indemnification. The indemnification agreements provided that the registrant will pay certain amounts incurred in connection with any action, suit, investigation or proceeding arising out of or relating to the performance of services by the director or officer, or by acting as a director, officer or employee. The registrant’s Certificate of Incorporation and by-laws provide similar indemnification for directors and officers.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

Item 16. Exhibits.

4.1	Certificate of Incorporation, as amended (incorporated by reference to Exhibit 3(i) to our Form 10-Q for the quarterly period ended June 30, 2007)

4.2	Amended and Restated Bylaws (incorporated by reference to Exhibit 3(b) to our Form 10-K for the year ended December 31, 2007)

5	Opinion of Blank Rome LLP

12	Computation of Ratio of Earnings to Fixed Charges

23.1	Consent of BDO USA, LLP

23.2	Consent of PricewaterhouseCoopers LLP

23.3	Consent of Blank Rome LLP (included in Exhibit 5)

24	Power of Attorney (included on the signature page of the Registration Statement)

Item 17. Undertakings

The undersigned registrant hereby undertakes:

(a)           To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)           to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)           to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)           to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(i), (a)(ii) and (a)(iii) do not apply if the registration statement is on Form S-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(b)           That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time be deemed to be the initial bona fide offering thereof.

(c)           To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(d)           That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)           If the Registrant is relying on Rule 430B:

(A)           Each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B)           Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(e)           If the Registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be a part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(f)           That, for the purpose of determining liability of a Registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

a.           Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

b.           Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

c.           The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

d.           Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or controlling persons pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Nashua, State of New Hampshire, on September 9, 2011.

iCAD, INC.

By:
/s/ Kenneth Ferry
Kenneth Ferry
Chief Executive Officer and President

Each person whose signature appears below authorizes each of Kenneth Ferry and Kevin C. Burns, or either of them acting individually, as his true and lawful attorney-in-fact, each with full power of substitution, to sign the Registration Statement on Form S-3 of iCAD, Inc., including any and all pre-effective and post-effective amendments, in the name and on behalf of each such person, individually and in each capacity stated below, and to file the same, with exhibits thereto and other documents in connection therewith with the Securities and Exchange Commission.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following person in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Lawrence Howard	Chairman of the Board and Director	September 9, 2011
Lawrence Howard

/s/ Kenneth Ferry	Chief Executive Officer, President and	September 9, 2011
Kenneth Ferry	Director (Principal Executive Officer)

/s/ Kevin C. Burns	Vice President of Finance, Chief	September 9, 2011
Kevin C. Burns	Financial Officer (Principal Financial and Accounting Officer)

/s/ Rachel Brem	Director	September 9, 2011
Rachel Brem

/s/ Anthony Ecock	Director	September 9, 2011
Anthony Ecock

/s/ Steven Rappaport	Director	September 9, 2011
Steven Rappaport

/s/ Elliott Sussman	Director	September 9, 2011
Elliott Sussman

/s/Michael Klein	Director	September 9, 2011
Michael Klein

/s/Somu Subramaniam	Director	September 9, 2011
Somu Subramaniam

S-1